Exhibit 12(b)

I, E. Keith Wirtz, President and I, Shannon King, Treasurer of the Fifth Third Funds (the “Trust”), each certify that:

1.	The Form N-CSR of the Trust for the period ended January 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ E. Keith Wirtz
E. Keith Wirtz
President (Principal Executive Officer) of Fifth Third Funds

Date: March 25, 2011

By:	/s/ Shannon King
Shannon King
Treasurer (Principal Financial Officer) of Fifth Third Funds

Date: March 25, 2011